UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BBLG	The Nasdaq Stock Market LLC

Warrants to Purchase Common stock, $0.001 par value per share	BBLGW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2022, Bone Biologics Corporation (the “Company”) entered into a Supply and Development Support Agreement (the “Agreement”) with Musculoskeletal Transplant Foundation, Inc. (“MTF”). Under the Agreement, MTF agrees to be the exclusive supplier of demineralized bone matrix (“DBM”) to the Company for use with Nell-1 and MTF will provide reasonable development support to the Company for the development of Nell-1 with DBM as a carrier.

The Agreement is in effect for a period of five years and may be extended for one (1) or more years upon mutual agreement of the Company and MTF.

The Agreement also includes provisions relating to, among others, delivery, inspection procedures, warranties, quality management, compliance, forecasts, intellectual property rights, indemnification, and confidentiality.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement that will be filed with the next periodic report of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.

Effective March 4, 2022, the Company’s Board of Directors approved the adoption of the Amended and Restated Bylaws the Company’s.

The principal differences between the prior Bylaws and the Amended and Restated Bylaws are as follows:

1.	Under the prior Bylaws only directors and officers could call a Special Meeting of Stockholders. Under the Amended and Restated Bylaws, a Special Meeting can also be called by stockholders holding 15% of the voting power. The directors believed that this addition provides greater rights to stockholders.
2.	The Amended and Restated Bylaws provides detailed procedures for stockholders to make proposals for business to be brought at Annual Meetings and for director nominations at Annual and Special Meetings for Stockholders including provisions relating to timing, identity of proposing stockholders and description of any business proposals. The prior Bylaws did not contain such provisions.
3.	Under the prior Bylaws, amendments to the Bylaws could only be made by unanimous consent of the directors. Under the Amended and Restated Bylaws, amendments can be made by a majority of the directors or 2/3 of the voting power. The directors believe that this provision provides greater flexibility and additional power to the stockholders.
4.	Under the Amended and Restated Bylaws, a new provision has been added that the Delaware Court of Chancery shall be the exclusive forum for derivative actions, actions for breach of fiduciary duty, actions pursuant to the Delaware General Corporation, the Company’s Certificate of Incorporation or the Bylaws or actions under the internal affairs doctrine. This provision does not relate to suits under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction. The directors believe that this provision will better assist the Company in attracting qualified directors and officers as it will, under the circumstances described, prevent forum shopping.

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The Amended and Restated Bylaws are filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 3.1.

Item 8.01.	Other Events.

On March 3, 2022, the Company entered into a Supply and Development Support Agreement with MTF. On March 7, 2022, the Company issued a press release with respect to the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
3.1	Amended and Restated Bylaws

99.1	Press Release of Bone Biologics Corporation, dated March 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2022	Bone Biologics Corporation

	By:	/s/ JEFFREY FRELICK
	Name:	Jeffrey Frelick
	Title:	Chief Executive Officer

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